UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2004

ARTISTDIRECT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

10900 Wilshire Boulevard, Suite 1400
Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code:  (310) 443-5360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.01 and the exhibit attached hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 23, 2004, Apple Computer, Inc. (“Apple”) made a cash payment of $500,000 to ARTISTdirect, Inc. (the “Company”) in exchange for certain trademarks, service marks and trade names pursuant to the Trademark Assignment and Purchase Agreement, dated as of November 12, 2004 between the Company and Apple (the “Agreement”). The amount of consideration was determined by arm’s-length negotiations between the respective parties. There were no relationships, other than in respect of this transaction, between Apple and the Company, any of the Company’s affiliates, any director or officer of the Company, or any associates of any of the Company’s officers or directors.

The Agreement assigns to Apple all of the Company’s rights, title and interest in and to certain trademarks, service marks and trade names, in certain countries of the world, that consist of or incorporate the term “iMusic” (the “Marks”), including domain names that consist of or incorporate the term iMUSIC (the “Domain Names”) and goodwill related to such marks or trade names. The Company is entitled to a phase-out period of 90 days from the date of the Agreement. During this phase-out period, the Company and its licensees must cease all use of the Marks and cannot release any additional albums or new goods or services under the Marks. However, the Company and its licensees are entitled to continue to sell off any existing inventory of compact discs bearing the Marks until such inventory is fully depleted.

The Marks and Domain Names that the Company sold to Apple did not have any carrying value on the Company’s books and were not being utilized by the Company in its current business operations.

The Agreement contains certain mutual indemnifications of the Company by Apple and of Apple by the Company. These indemnifications relate primarily to claims arising out of breached representations or warranties.

The foregoing is qualified in its entirety by reference to the Agreement, which the Company has filed as an exhibit to this Current Report on Form 8-K.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired or to be acquired — not applicable

(b) Pro forma financial information — No pro forma financial information has been provided, as the Company’s sale of the rights to the iMusic trademarks, service marks and trade names did not have any effect on the Company’s existing business operations. The Company terminated the operations of its iMusic record label in mid-2003 and wrote off any related investment at such time.

(c) Exhibits — A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTDIRECT, INC.

(Registrant)

Date: November 29, 2004
	By:	/s/ ROBERT N. WEINGARTEN

	Name:	Robert N. Weingarten

	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
10	Trademark Assignment and Purchase Agreement between ARTISTdirect, Inc. and Apple Computer, Inc. dated November 12, 2004